                                                                      EXHIBIT 4

                                AMENDMENT NO. 3
                               INCORPORATION AND
                         REGISTRATION RIGHTS AGREEMENT


                 This Third Amendment to Incorporation and Registration Rights Agreement (this "Third Amendment") dated as of November 8, 1996 is made by and among Doubletree Corporation, a Delaware corporation (the "Company"), GE Investment Hotel Partners I, Limited Partnership, a Delaware limited partnership ("GEHOP"), MetPark Funding, Inc., a Delaware corporation ("Met Sub"), The Ueberroth Family Trust ("Ueberroth"), Ueberroth Investment Trust ("Investment"), Mr. Richard J. Ferris ("Ferris"), Ridge Partners, L.P., a Delaware limited partnership ("Ridge"), Mr. Robert M. Solmson (the "Representative"), for himself and as attorney-in-fact for the RFS Shareholders (as defined in the Second Amendment referred to below), Canadian Pacific Hotels Holdings (U.S.) Inc., a Delaware corporation ("CPPHUS"), and Red Lion, a California Limited Partnership (the "RL Partnership").

                 This Third Amendment amends the Incorporation and Registration Rights Agreement dated as of December 16, 1993 (the "Original Agreement"), by and among Doubletree Partners, a Delaware general partnership, GQ Owners, L.P., a Delaware limited partnership, Canadian Pacific Hotels (U.S.) Inc., a Delaware corporation ("CPHUS"), Met Sub, Ueberroth and Ferris, as first amended by Amendment No. 1 to Incorporation and Registration Rights Agreement dated as of June 30, 1994 (the "First Amendment"), by and among the parties to the Original Agreement, the Company, GEHOP, Investment and Ridge, and as further amended by Amendment No. 2 to Incorporation and Registration Rights Agreement dated as of February 27, 1996 (the "Second Amendment"), by and among CPPHUS, as successor in interest to CPHUS under the Original Agreement and the First Amendment, and the parties hereto other than the RL Partnership. Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in the Original Agreement, as amended by the First Amendment and the Second Amendment (as so amended, the "Existing Agreement").

                                   BACKGROUND

                 A. CPPHUS has sold all Eligible Securities beneficially owned by it.

                 B. The RL Partnership owns of record and beneficially 20,900,000 shares of common stock, par value $.01 per share, of Red Lion Hotels, Inc., a Delaware corporation ("Red Lion"). Pursuant to the Agreement and Plan of Merger dated as of September 12, 1996 (the "Merger Agreement"), by and among the Company, RLH Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company, and Red Lion, at the Effective Time (as defined in the Merger Agreement), such shares of Red Lion stock will be converted into the right to receive, among other things, an aggregate of 4,836,260 shares (together with any additional shares issued as a result of any stock split, stock dividend or subdivision or reclassification of such shares, the "Exchange Shares") of the Company's Common Stock. In order to induce the RL Partnership, as a majority stockholder of Red Lion, to vote for approval and adoption of the Merger Agreement and the Merger (as defined in the Merger Agreement), the Parties wish to amend the Existing Agreement to include the RL Partnership as a Party and to specify the relative rights and privileges of the Partnership with respect to the subject matter thereof.

                 C. In connection with the Merger, an affiliate of GEHOP will purchase from the Company 2,627,534 newly-issued shares of Common Stock (the "New GEI Shares") and warrants to purchase up to 262,753 additional shares of Common Stock, subject to adjustment (such additional shares of Common Stock issuable upon exercise of such warrants, the "GEI Warrant Shares"). In order to induce such affiliate of GEHOP to make such purchase, the Parties wish to amend the Existing Agreement to include the New GEI Shares and, upon issuance, the GEI Warrant Shares as Eligible Securities.

                 NOW THEREFORE, in consideration of the foregoing and intending to be legally bound, the Parties agree as follows:

                 1. The RL Partnership. All references to "Holders" and the "Parties" in the Existing Agreement shall be deemed to include the RL Partnership, including, without limitation, references granting to Holders certain "piggyback" registration rights pursuant to Section 3 of the Original Agreement.

                 2. Additional Eligible Securities. All references to "Eligible Securities" in the Existing Agreement shall be deemed to include, without limitation, all Exchange Shares and all New GEI Shares and, upon issuance, all GEI Warrant Shares. For purposes of the Existing Agreement, as amended hereby, but for no other purpose whatsoever (whether express or implied), the New GEI Shares and the GEI Warrant Shares will be aggregated together with shares of Common Stock owned by GEHOP in order to determine the amount of Eligible Securities or shares of Common Stock which relate to GEHOP.

                 3. Demand Rights. (a) Section 2(a) of the Existing Agreement is hereby amended to provide that in addition to the rights granted therein to GEHOP, Met Sub and the Representative, the RL Partnership may, at any time after the date which is 180 days following the date on which the Effective Time occurs, deliver up to four Registration Requests to the Company, subject to Section 2(b)(i) of the Existing Agreement as amended hereby. After receipt of a Registration Request, the Company shall file and use its best efforts to cause to become effective a registration statement under the Securities Act with respect to the number of Exchange Shares specified in such request, all within the time and in the manner specified in Section 2 of the Original Agreement.

                 (b) Section 2(a) of the Existing Agreement is hereby amended to replace the term "The Partner", which begins the fifth sentence of such Section 2(a), with the term "The Holder."

                 (c) The first paragraph of Section 2(b)(i) of the Existing Agreement is hereby amended and restated to read as follows:

                 "(i) if the Requesting Holder shall be GEHOP and the Registration Request is not the last to which such Holder is entitled under Section 2(a) and this Section 2(b)(i), or if the Requesting Holder shall be the Representative and the Registration Request is made pursuant to Section 2(c) of Amendment No. 2 to this Agreement, or if the Requesting Holder shall be the RL Partnership and the Registration Request is made pursuant to Section 3(a) of Amendment No. 3 to this Agreement and is not the first or last such request to which the RL Partnership is entitled pursuant to such Section 3(a):

               (A) the number of shares of Eligible Securities to be registered on behalf of each Holder shall be reduced (to zero, if necessary) pro rata according to the number of shares requested to be registered by each Holder; provided, however, that in the case of the first Registration Request made by GQ Owners, any Registration Request made by the RL Partnership pursuant to Section 3(a) of Amendment No. 3 to this Agreement (other than its first or last such Registration Request) and the Registration Request made by the Representative pursuant to Section 2(c) of Amendment No. 2 to this Agreement, if the number of shares of Eligible Securities requested to be registered by GQ Owners, the RL Partnership or the Representative, as the case may be, shall be reduced as a result of this Section 2(b)(i) by 20% or more, such Requesting Holder shall be entitled to request one registration in addition to (i) in the case of GQ Owners, the two registration requests GQ Owners is entitled to under Section 2(a) of this Agreement, (ii) in the case of the RL Partnership, the four registration requests the RL Partnership is entitled to under Section 3(a) of Amendment No. 3 to this Agreement and (iii) in the case of the Representative, the one registration request the Representative is entitled to under Section 2(c) of Amendment No. 2 to this Agreement; and

                 (d) The first paragraph of Section 2(b)(ii) of the Existing Agreement is hereby amended and restated to read as follows:

                 "(ii) if the Requesting Holder shall be Met Sub, or if the Requesting Holder shall be GEHOP exercising the last Registration Request to which it is entitled under Section 2(a) and Section 2(b)(i) of the Existing Agreement, or if the Requesting Holder shall be the RL Partnership exercising the first or last Registration Request to which it is entitled under Section 3(a) of Amendment No. 3 to this Agreement:"

                 (e) Section 2(b)(ii)(C) of the Existing Agreement is hereby amended to replace the term "Common Stock" used therein with the term "Eligible Securities."

                 (f) Section 2 of the Existing Agreement is hereby amended to include the following subsection (e):

                 "(e)     A Holder shall be deemed not to have exercised a
         Registration Request to which it is entitled under Section 2 if (i) the registration statement relating to such Registration Request does not become effective, or after it has become effective, is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court, in each case by reason of an act or omission by the Company, or (ii) the conditions to closing specified in the purchase agreement, or underwriting agreement entered into in connection with such registration statement are not satisfied, and the offering and sale of Eligible Securities to which such Registration Request relates is not consummated, because of an act or omission by the Company (other than a failure of the Company or any of its representatives to execute or deliver any closing certificate by reason of facts or circumstances not within the control of the Company or such representatives) or (iii) at any time after a Party delivers a Registration Request and prior to the effectiveness of the registration statement relating thereto, the preparation of such registration statement is discontinued or such registration statement is withdrawn or abandoned, in each case at the request of the Requesting Holder, and such Requesting Holder has elected to pay and has paid to the Company in full all of the registration expenses (including, without limitation, Company registration expenses) referenced in Section 5 in connection with such registration statement."

                 (g) Section 13(a) of the Existing Agreement is hereby amended to provide that one or more transferees of Eligible Securities owned by the RL Partnership may deliver a Registration Request pursuant to Section 2 if
(i) such transferees have received such Eligible Securities in compliance with applicable Federal and state securities laws, (ii) such transferees have agreed in a writing, in form and substance reasonably satisfactory to the Company, to be bound by the Existing Agreement, as amended by this Third Amendment and as amended or modified hereafter, with the same duties and obligations as a Holder thereunder, and (iii) the transferee or transferees that so deliver such Registration Request hold at least a majority of the then outstanding Exchange Shares which have not been sold pursuant to a registered public offering. In addition, Section 13(a) is amended so that the references to "permitted assign(s)" or "permitted transferee" shall mean any assignee or transferee of a Holder.

                 4. Piggyback Rights. The RL Partnership hereby agrees that in the event that shares of Eligible Securities requested by the Partnership to be registered pursuant to Section 3 of the Existing Agreement are unable to be included in a registration pursuant to market conditions then existing, as provided in the Existing Agreement, the shares to be registered for the RL Partnership shall be reduced by a pro rata amount with respect to the number of shares requested to be registered by the RL Partnership.

                 5. Notices. Section 13(b) of the Existing Agreement is hereby amended to add subsection (viii) as follows:

                 "(viii) if to the RL Partnership to Red Lion, a California Limited Partnership, c/o Kohlberg Kravis Roberts & Co., 2800 Sand Hill Road, Suite 200, Menlo Park, California 94025; telephone (415) 233-6560; telecopier (415) 233-6561.

                 6. Amendments. The first sentence of Section 13(d) of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

                 "This Agreement may not be amended or modified, and no provision hereof may be waived, except in writing, and such writing shall only be effective with respect to a Party who has executed such writing; provided, however, that any such amendment, modification or waiver shall only be required to be so executed by a Party the rights of which under this Agreement would be adversely affected in any material respect by such amendment, modification or waiver."

                 7. Counterparts. This Third Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

                 IN WITNESS WHEREOF, the Parties hereto have executed this Third Amendment as of the date first written above.


DOUBLETREE CORPORATION                       METPARK FUNDING, INC.


By: /s/ David L. Stivers                     By: /s/ Thomas C. Hoi
   ----------------------------                 ---------------------------
    Name:  David L. Stivers                      Name:  Thomas C. Hoi
    Title: Senior Vice President,                Title: Vice President
           General Counsel and
           Secretary

RIDGE PARTNERS, L.P                          GE INVESTMENT HOTEL PARTNERS
                                             I, LIMITED PARTNERSHIP

By:  Kelrick, Inc., its                      By:   GE Investment Management
     general partner                               Incorporated, its general
                                                   partner


By:  /s/ Richard Ferris
   ----------------------------
    Name:  Richard Ferris
    Title: President
                                                   By:  /s/ Michael M. Pastore
                                                      --------------------------
                                                       Name:  Michael M. Pastore
                                                       Title: Vice President

THE UEBERROTH FAMILY TRUST                   THE REPRESENTATIVE


By: /s/ Peter V. Ueberroth                   /s/ Robert M. Solmson
   ----------------------------              ----------------------------------
    Peter V. Ueberroth                       Robert M. Solmson
    Trustee

                                             /s/ Robert M. Solmson
                                             ----------------------------------
                                             Robert M. Solmson, as
                                             attorney-in-fact for the RFS
                                             Shareholders

UEBERROTH INVESTMENT TRUST           RED LION, a California
                                     Limited Partnership

By: /s/ Alice J. Saviez              By:  RLA-GP Inc., its general partner
   -------------------------
    Alice J. Saviez
    Not individually, but
    solely as Trustee                     By: /s/ Beth A. Ugoretz
                                             -------------------------------
                                              Name:  Beth A. Ugoretz
                                              Title: Vice President
/s/ Richard J. Ferris
----------------------------
Richard J. Ferris


CANADIAN PACIFIC HOTELS
HOLDINGS (U.S.) INC.

By: /s/ William R. Fatt
   -------------------------
    Name:  William R. Fatt
    Title: